EXHIBIT 4.6

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), entered into as of this 19th day of July, 2006, is by and among GRC Holdings, Inc., a Texas corporation (the “Company”), each of the purchasers of shares of the Company’s common stock (the “Shares”) identified below (collectively, the “Purchasers”), the selling stockholders identified on the signature pages hereto (each, a “Selling Stockholder,” and collectively, the “Selling Stockholders”) and Securities Transfer Corporation (hereinafter referred to as “Escrow Agent”).

WHEREAS, the Company, the Selling Stockholders and the Purchasers have entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which each Purchaser has agreed to purchase from the Company and the Selling Stockholders, and the Company and each Selling Stockholder has agreed to sell to each Purchaser, the number of Shares identified therein;

WHEREAS, pursuant to the Purchase Agreement, the Company, the Selling Stockholders and the Purchasers have agreed to establish an escrow on the terms and conditions set forth in this Agreement;

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. Each Purchaser, Selling Stockholder and the Company hereby appoints Securities Transfer Corporation as Escrow Agent to act in accordance with the Purchase Agreement and the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. Establishment of Escrow. $4 million of the aggregate Investment Amount provided by the Purchasers in connection with their acquisitions of the Securities as set forth in the Purchase Agreement shall be deposited in an account maintained by the Escrow Agent with Wells Fargo Bank, N.A. in immediately available funds by federal wire transfer, such funds being referred to herein as the “Escrow Funds”. The wire transfer details relating to such account are:

Wells Fargo Bank, N.A. 420 Montgomery Street
City/State San Francisco, CA 94104 ABA NO: 121000248 Credit to : Securities Transfer Corporation Trust account Account Number: 3101032101

3. Segregation of Escrow Funds. The Escrow Funds shall be segregated from the assets of Escrow Agent and held in trust for the benefit of the Company, the Selling Stockholders and the Purchasers in accordance herewith. It is hereby acknowledged and understood by all parties hereto (including, without limitation, the Purchasers who shall have provided funds in respect of their Investment Amount) that the Escrow Funds represent funds deposited into the account referred to in Section 2 above by only one of the Purchasers, but that the deposit shall have been made by such Purchaser by and on behalf of the other Purchasers to the extent of their percentage interest in the total Investment Amount, as more fully described in Exhibit B hereto

4. Receipt and Investment of Funds.

(a) Escrow Agent agrees that the Escrow Funds shall at all times be maintained in a non-interest bearing and federally insured depository account. Subject to Section 7(c) hereof, Escrow Agent shall have no liability for any loss resulting from the deposit of the Escrow Funds.

(b) The Escrow Agent shall cause to be prepared all income and other tax returns and reports the Escrow Agent, in its sole discretion, deems necessary or advisable in order to comply with all tax and other laws, rules and regulations applicable to the Escrow Funds.

5. Disbursement of the Escrow Funds.

Upon receipt by the Escrow Agent of a certificate in the form of Exhibit A, duly signed by both the Company and Pinnacle China Fund, L.P., the Escrow Funds shall be disbursed in accordance with Exhibit A.

This Agreement shall terminate upon the earlier of (a) disbursement of all Escrow Funds in accordance with Exhibit A, or (b) July 31, 2006 (each such event being referred to herein as the “Termination Date”). The Termination Date may be extended by joint written instructions to Escrow Agent by the Company and Pinnacle China Fund, L.P., on behalf of the Purchasers.

Upon the Termination Date, Escrow Agent shall release the Escrow Funds in the Escrow Account to the Purchasers in accordance with Exhibit B if the certificate referred to in the first paragraph of this Section 5 shall not have been delivered to it by such date. Immediately following any such disbursement to the Purchasers in accordance with Exhibit B, each such Purchaser shall return to the Company that amount of Securities purchased by it under the Purchase Agreement equal to the amount of such disbursement received by it, divided by the Per Unit Purchase Price.

6. Interpleader. Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Funds, Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in Dallas, Texas, and the portion of the Escrow Funds in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to that portion of the Escrow Funds.

7. Exculpation and Indemnification of Escrow Agent.

(a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement (other than the Purchase Agreement) out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice or depositing the Escrow Funds. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document. Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

(b) Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of Texas upon fiduciaries.

(c) Escrow Agent will be indemnified and held harmless, jointly and severally, by the Company and the Selling Stockholders from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 7 shall survive the termination of this Agreement.

8. Compensation of Escrow Agent. The Selling Stockholders will pay Escrow Agent $1,500 for all services rendered by Escrow Agent hereunder.

9. Resignation of Escrow Agent. At any time, upon ten (10) days’ written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Funds into the registry of any court having jurisdiction.

10. Method of Distribution by Escrow Agent. All disbursements by Escrow Agent to a party to this Agreement will be made by wire transfer of immediately available funds to an account designated in writing by the party (it being understood that the Exhibits hereto constitute such writings) to receive any such payment.

11. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent.

12. Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent:
Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Attention: Kevin Halter

If to the Company:
China Biologic Products, Inc.
No. 14 East Hushan Road
Ta’ian City, Shandong Province
P.C. 271000, China
Attention: Michael Li

With a copy to:
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Facsimile: (212) 504-3013
Attention: Mitchell S. Nussbaum, Esq.

If to a Purchaser:
To the address set forth on such Purchaser’s signature page to the Purchase Agreement

If to a Selling Stockholder:
To the address set forth on such Selling Stockholder’s signature page to the Purchase Agreement or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

13. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

14. Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Funds shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, USA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE COURTS OF DALLAS, TEXAS, USA, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

16. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

17. Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth opposite their respective names.

GRC HOLDINGS, INC.

By:    /s/ Michael Li
         CEO

SECURITIES TRANSFER CORPORATION

By:    /s/ Kevin Halter
          Kevin Halter
                      President

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth opposite their respective names.

PURCHASER:

   Pinnacle China Fund, LP

By:   /s/ Barry M. Kitt
Name:  Barry M. Kitt
Title:    General Partner

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth opposite their respective names.

SELLING STOCKHOLDER:

   /s/ Chan Siu Ling
Name: Chan, Siu Ling

SELLING STOCKHOLDER:

   /s/ Li Lin Ling
Name: Li, Lin Ling

EXHIBIT A

July __, 2006

Securities Transfer Corporation
2591 Dallas Parkway, suite 102
Frisco, Texas 75034
Attn: Kevin Halter

Ladies and Gentlemen:

Reference is hereby made to the Escrow Agreement dated July 18, 2006 between and among GRC Holdings, Inc., a Texas corporation (the “Company”), each of the purchasers of shares of the Company’s common stock (collectively, the “Purchasers”) and the selling stockholders (each, a “Selling Stockholder,” and collectively, the “Selling Stockholders”), in each case identified on the signature pages thereto and Securities Transfer Corporation (hereinafter referred to as “Escrow Agent”). Each term used, but not defined, herein has the meaning assigned to it in the Escrow Agreement.

We hereby confirm that the covenant contained in Section 4.14 of the Securities Purchase Agreement has been complied with and you are hereby instructed to release the Escrow Funds as follows:

1. LANE CAPITAL MARKETS US$ 817,046
Financial Institution:	PEOPLES BANK
1800 Post Farm Rd. & Buckley Ave.
Green Farms, CT 06838
Phone #:	(203) 338-7171
ABA#:	221-1-72186
For the Benefit of:	Lane Capital Markets LLC
Account #:	010 7009533

2. LOGIC EXPRESS US$ 3,100,000
For Crediting:	BANK of CHINA (Hong Kong) Limited
Phone #:	Fax #:
SWIFT Code:	BKCH HK HH XXX
The Payee:	Logic Express Limited
US$ Account:	012-875-92325463

3. $82,954 to the account of GRC Holdings, Inc. as follows:

HSBC
NY, NY
ABA# 021-0-01088
Account Name: GRC Holding Inc.
Account # 619 760354

GRC HOLDINGS, INC.

By:_____________________
Name:
Title:

PINNACLE CHINA FUND, L.P.

By:______________________
Name:
Title:

EXHIBIT B

PINNACLE CHINA FUND, L.P.
Beneficiary Bank:
Bank of America NA
100 West 33rd Street, NY, NY 10001
ABA Number:
0260 0959 3
CHIPS Address:
0959
SWIFT Address:
BOFA US 3N
Beneficiary:
Banc of America Securities LLC
600 Montgomery Street, SF, CA 94111
Account Number:
00 12339 32118

For Further Credit:
Client Account Number & Name
118-01855
The Pinnacle China Fund, L.P.

$4,000,000 Investment Amount out of aggregate Investment Amount of $8,110,600 = 49.32% of Escrow Funds.

JAYHAWK CHINA FUND (CAYMAN) LTD.
Bank of New York
ABA No.:
021 000 018
BIC Code:
IRVTUS3N
First Beneficiary:
CSFB (Europe) Ltd.
Account Number:
890-0361-158
BIC Code:
CSFBG2L
Second Beneficiary:
Jayhawk China Fund
Account Number:
0ZD4

$3,000,000 Investment Amount out of aggregate Investment Amount of $8,110,600 = 36.99% of Escrow Funds.

CAPITAL VENTURES INTERNATIONAL, BY HEIGHTS CAPITAL MANAGEMENT, INC., IT’S AUTHORIZED AGENT
Chase Manhattan Bank, NY

Swift: CHASUS33
ABA: 021 000 021
A/C Merrill Lynch International EFG
A/C number: 066612489

$610,600 Investment Amount out of aggregate Investment Amount of $8,110,600 = 7.53% of Escrow Funds.

HUDSON BAY FUND LP

JPMorgan Chase Bank, NY
ABA # 021000021
F/B/O ML PRO
A/C # 066 024 390
Further Credit - Hudson Bay Fund LP
A/C # 510-53703-D4

$375,000 Investment Amount out of aggregate Investment Amount of $8,110,600 = 4.62% of Escrow Funds.

HUDSON BAY OVERSEAS FUND LTD.
JPMorgan Chase Bank, NY
ABA # 021000021
F/B/O ML PRO
A/C # 066 024 390
Further Credit - Hudson Bay Overseas Fund LTD
A/C # 507-52316-D1

 $125,000 Investment Amount out of aggregate Investment Amount of $8,110,600 = 1.54% of Escrow Funds